UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 8, 2008

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

The Company is providing its earnings guidance for the year ending December 31, 2009 of FFO per share of $5.25 to $5.50.

The information being furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.               Regulation FD Disclosure

As discussed in Item 8.01 below, members of senior management of the Company will make a presentation during the Company’s 2008 Annual Investor Conference on Monday, December 8, 2008 (the “Investor Conference”).  The presentation is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information (including the exhibit) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.              Other Events

The Company previously announced that it will host its Investor Conference to be held in New York City on Monday, December 8, 2008. Members of senior management will make presentations during the management presentation portion of the Investor Conference which will begin at 1:00 p.m. EST. This presentation will be broadcast live on the Company’s website at www.slgreen.com and archived on its website for a thirty day period. The press release announcing the Investor Conference is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01.              Financial Statements and Exhibits

99.1	Investor presentation
99.2	Press release for investor conference

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/S/ Gregory F. Hughes
Name:	Gregory F. Hughes
Title:	Chief Financial Officer

Date:  December 8, 2008